SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): March 12, 2007

CYBER DIGITAL, INC.

(Exact name of registrant as specified in its charter)

New York	0-13992	11-2644640
(State or other jurisdiction of	(Commission File	(I.R.S. Employer
Incorporation or organization)	Number)	Identification No.)

400 Oser Avenue, Hauppauge, New York	11788
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number: (631) 231-1200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

As of March 12, 2007, Cyber Digital, Inc. (the "Company") has received additional cash advances from J.C. Chatpar, Chief Executive Officer of the Company, in the amount of $936,300 in the form of an unsecured note and due on demand, bearing an interest rate of 10% per annum. A copy of this note is attached to this Current Report on Form 8-K as exhibit 99.1 and incorporated herein by reference.

Therefore, as of March 12, 2007, the Company has received cash advances from J.C. Chatpar in the total amount of $1,261,300 including previous secured note in the amount of $325,000 (incorporated herein by reference to Exhibit 10.10 to the Company's Registration Statement on Form SB-2 on November 7, 2005).

In addition, as of March 12, 2007, the Company has received additional cash advances from Prem Chatpar, an individual investor, in the amount of $210,000 in the form of an unsecured note and due on demand, bearing an interest rate of 10% per annum. A copy of this note is attached to this Current Report on Form 8-K as exhibit 99.2 and incorporated herein by reference.

Item 9.01 Exhibits

99.1 Promissory Note with J.C. Chatpar dated March 12, 2007.

99.2 Promissory Note with Prem Chatpar dated March 12, 2007.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 12, 2007	CYBER DIGITAL, INC

By: /s/ J.C. Chatpar J.C. Chatpar President, Chief Executive Officer and Chief Financial Officer